UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2023

SOBR SAFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53316	26-0731818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 S. Fiddlers Green Circle, Suite 1400

Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(844) 762-7723

(Registrant’s telephone number, including area code)

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SOBR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2023, Jerry Wenzel retired from employment with SOBR Safe, Inc. (the “Company”). Mr. Wenzel has served as Chief Financial Officer of the Company since January 2022.

In connection with Mr. Wenzel’s retirement, the Company appointed Christopher Whitaker, 52, as the Chief Financial Officer of the Company, effective January 1, 2024. Prior to his appointment as Chief Financial Officer, Mr. Whitaker served as the Company’s Vice President of Finance and Accounting since February 2022. Mr. Whitaker has held various executive finance positions with large public multi-national corporations and small entrepreneurial companies throughout a progressive 30-year career that began with KPMG LLP in Denver, Colorado. Prior to joining the Company, Mr. Whitaker served as President - Americas and Vice President of Finance and Administration from February 2020 through June 2021 for North and South American operations with public, multinational corporation Elixinol, Inc. Through advancing executive roles, his responsibilities at Elixinol, Inc. included management of all financial and accounting operations, and leading marketing, sales, consumer product goods development, information technology, and human resource functions.  Prior to Elixinol, Inc., Mr. Whitaker served as the Managing Director of AEGIS Financial Consulting, LLC, from January 2015 through January 2020, leading a team of consultants in providing fractional CFO and financial consulting services to a wide variety of businesses in the public and private sectors.

Mr. Whitaker has been a Certified Public Accountant since 2014. He earned his Bachelor of Science degree in Accounting from the Metropolitan State University of Denver in December 1999.

As compensation for his services as Chief Financial Officer, Mr. Whitaker will be awarded an annual salary of $225,000, and has been granted 150,000 stock options, at an exercise price of $0.48 as part of his compensation package. As of the filing of this report, the Company has not yet finalized Mr. Whitaker’s employment contract. The Company will provide information relating to the employment contract by filing an amendment to this report after the employment contract has been finalized.

There are no family relationships between Mr. Whitaker and any director or executive officer of the Company, and Mr. Whitaker does not have any other direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Whitaker and any other persons pursuant to which he was selected as Chief Financial Officer or the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOBR Safe, Inc. a Delaware corporation

Dated: January 5, 2024	By:	/s/ David Gandini
David Gandini, Chief Executive Officer

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